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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.



         Date of report (Date of earliest event reported): July 27, 1999



                           Commission File No. 0-24833




                          FUTURELINK DISTRIBUTION CORP.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Colorado                                         95-3895211
- -------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization


300, 250 - 6th Avenue S.W., Calgary, Alberta CANADA                 T2P 3H7
- --------------------------------------------------------------------------------
   (Address of principal executive offices)                        (ZIP Code)


                                 (403) 216-6000
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               (Regisrant's Telephone Number, Including Area Code)


                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

        On July 27, 1999, the Registrant announced that it had closed a private placement financing for gross proceeds of $15,000,000. The securities sold by the Registrant were units consisting of (i) 8% senior subordinated notes which mature in two years or will convert into the type and respective amount of securities issued by the company in its next round of financing or, in certain circumstances, will convert to common stock at $8.50 per share; and (ii) warrants providing 15% warrant coverage (i.e. warrants to purchase 2,250,000 shares of common stock granted as part of the $15,000,000 of units subscribed for) exercisable at $8.50 per share. Commonwealth Associates, L.P. of New York acted as the Registrant's placement agent in this offering of securities and received commissions and placement fees equal to 9% of the gross proceeds of the offering as well as 225,000 agent's warrants also exercisable at $8.50 per share.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c.)    Exhibits

        99 News Release of the Registrant dated July 27, 1999



                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


    FUTURELINK DISTRIBUTION CORP.


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
    By: [signed: C. Chell]                           Date:  July 30, 1999
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        Cameron Chell, Chief Executive Officer


    By: [signed: R. Kilambi]                         Date:  July 30, 1999
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        Raghu Kilambi, Chief Financial Officer
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                                  EXHIBIT INDEX


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Exhibit No.                                                               Page
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
   99          News Release of the Registrant dated July 27, 1999           4
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